SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): February 2, 2005


                       ELECTRONIC SENSOR TECHNOLOGY, INC.
               (Exact name of registrant as specified in Charter)

                   formerly known as Bluestone Ventures, Inc.

            Nevada                       333-87224               98-0372780

(State or other jurisdiction of    (Commission File No.)       (IRS Employee
 incorporation or organization)                              Identification No.)


               1077 Business Center Circle, Newbury Park, CA 91320
                    (Address of Principal Executive Offices)

                                  805-480-1994
                            (Issuer Telephone number)

--------------------------------------------------------------------------------

Forward Looking Statements

      This Form 8-K and other reports filed by Electronic Sensor Technology, Inc. (the "Registrant" or "Company") from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled "Risk Factors") relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) Resignation or removal of directors as a result of disagreement or removal for cause.

None

(b) Termination of certain officers; resignation or removal of directors other than as a result of disagreement or removal for cause.

None.

(c) Appointment of new officers or directors.


On May 26, 2005, the Board accepted Mr. Edward Staples' resignation as Chief Executive Officer and appointed him as Chief Scientific Officer. On May 26, 2005, the Board appointed Mr. Matthew Collier to serve as Chief Executive Officer of the Registrant. Under the offer letter that is attached to this Agreement, Mr. Collier will receive a salary of $220,000 per year. Mr. Collier may also receive a bonus of up to 25% of his annual salary based on the Company's success in sales, orders and operating income. Mr. Collier also received 75,000 shares of restricted stock and will receive another 75,000 restricted shares on the first anniversary of his employment. In addition, Mr. Collier received stock options to purchase 500,000 shares of Company common stock at $1.50 per share. These options will vest 33% at the first anniversary of his employment, 33% at the second anniversary, and 34% upon the third anniversary. Mr. Collier also receives a six-month severance, all accrued bonuses and six-month acceleration of his unvested stock options if he is terminated without cause.

From June 1997 through September 2004, Mr. Collier served as President of SAFER Systems, a private company that manufactures high technology emergency response software for international governmental applications as well as for global chemical, petrochemical and transportation industries. Mr. Collier holds a Masters in Public Administration from Harvard University and a B.S. in Engineering from the United States Military Academy at West Point.

There is no family relationship between any of our officers or directors and our proposed officer. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our proposed officer from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Item 9.    Financial Statement and Exhibits.


Exhibit
 Number     Description
-------     -----------

  10.1 Letter Agreement dated as of May 16, 2005 by and between the Registrant and Mr. Matthew Collier.





                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Electronic Sensor Technology, Inc.

                                             By:     /s/ Teong Lim
                                                -----------------------------
                                                         Teong Lim
                                                  Vice President, Corporate
                                                   Development and Director

Dated: July  20, 2005